As filed with the Securities and Exchange Commission on August 14, 1997

                                                               File No. 33-52776
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933


                           --------------------------

                                 BBN CORPORATION
             (Exact name of registrant as specified in its charter)


            Massachusetts                            04-2164398
    (State or other jurisdiction                   (I.R.S. Employer
  of incorporation or organization)               Identification No.)


                     Bolt Beranek and Newman Inc. Deferred
                        Compensation Plan for Directors
                           (Full title of the plan)
                           -------------------------


                             150 CambridgePark Drive
                         Cambridge, Massachusetts 02140
          (Address of principal executive offices, including zip code)
                            -------------------------

                                  John Montjoy
                              Senior Vice President
                                 BBN Corporation
                             150 CambridgePark Drive
                         Cambridge, Massachusetts 02140
                                 (617) 873-2800
                            -------------------------
 (Name, Address and Telephone Number, including Area Code, of Agent for Service)




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



         Pursuant to Rule 478(a)(4) under the Securities Act of 1933, the Registrant hereby withdraws from registration under this Registration Statement any and all shares of Common Stock originally registered hereunder which have not been issued. The Bolt Beranek and Newman Inc. Deferred Compensation Plan for Directors, pursuant to which the shares would have been issued, has either expired by its terms or been terminated and no additional shares may be sold under the Plan.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post- Effective Amendment No. 1 to Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts.

                                                       BBN CORPORATION


                                                       By: /s/ John Montjoy
                                                           ---------------------
                                                           John Montjoy
                                                           Senior Vice President

Dated:  August 13, 1997

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